                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

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Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 Paccar, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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

                                 [PACCAR LOGO]

March 15, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington at 10:30 a.m. on April 24, 2001.

     The principal business of the Annual Meeting will be the election of three directors. We will also provide an update on the Company's activities. The Board of Directors recommends a vote FOR the election of the nominees.

     Please note that Mr. Charles M. Pigott, Chairman Emeritus of the Company, is retiring as a director after 40 years of distinguished service on the board. On behalf of PACCAR we want to express our deepest appreciation to Mr. Pigott for his outstanding leadership of the Company.

     Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone, or over the Internet.

                                          Sincerely,

                                          /s/ MARK C. PIGOTT
                                          --------------------------------------
                                          Mark C. Pigott
                                          Chairman of the Board and
                                          Chief Executive Officer

                                 [PACCAR LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 24, 2001, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington for these purposes:

     1. To elect three directors to serve three-year terms ending in 2004.

     2. To transact such other business as may properly come before the meeting.

     Stockholders entitled to vote at this meeting are those of record as of the close of business on February 28, 2001.

     IMPORTANT: THE VOTE OF EACH STOCKHOLDER IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY FORM.

     DIRECTIONS TO THE MEYDENBAUER CENTER CAN BE FOUND ON THE BACK COVER OF THE ATTACHED PROXY STATEMENT.

                                          By order of the Board of Directors

                                          /s/ JANICE M. D'AMATO
                                          --------------------------------------
                                          J. M. D'Amato
                                          Secretary

Bellevue, Washington
March 15, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
  Voting Rights.............................................    1
  Voting by Proxy...........................................    1
  Proxy Voting Procedures...................................    1
  Vote Required and Method of Counting Votes................    2
  Expenses of Solicitation..................................    2
Stock Ownership.............................................    2
ITEM NO. 1: ELECTION OF DIRECTORS...........................    4
Board Meetings and Committees...............................    5
Compensation of Directors...................................    6
Compensation of Executive Officers..........................    6
  Summary Compensation......................................    6
  2000 Option Grants........................................    7
  Aggregated Option Exercises and Fiscal Year-End Values....    7
  Long Term Incentive Plan Awards in Last Fiscal Year.......    7
  Pension Plan..............................................    8
  Compensation Committee Report on Executive Compensation...    8
Independent Auditors........................................   10
Audit Committee Report......................................   10
  Audit Fees................................................   11
  Audit Related Fees........................................   11
  Financial Information Systems Design and Implementation
     Fees...................................................   11
  All Other Fees............................................   11
Stockholder Return Performance Graph........................   12
Stockholder Proposals and Director Nominations for 2002.....   12
Other Business..............................................   13
Appendix A -- Audit Committee Charter.......................  A-1
Map to the Stockholder Meeting

                                ---------------

                                PROXY STATEMENT
                                ---------------

     The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders on April 24, 2001 at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The proxy statement and proxy form were first sent to stockholders on or about March 15, 2001.

                              GENERAL INFORMATION

VOTING RIGHTS

     Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, February 28, 2001. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on February 28, 2001 the Company had 76,528,414 shares of common stock outstanding and entitled to vote.

     Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. THE BOARD RECOMMENDS THAT STOCKHOLDERS EXERCISE THEIR RIGHT TO VOTE BY PROMPTLY COMPLETING AND RETURNING THE PROXY FORM EITHER BY MAIL, TELEPHONE, OR THE INTERNET.

VOTING BY PROXY

     Mark C. Pigott and Gerald Grinstein are designated proxy holders to vote shares on behalf of stockholders at the 2001 Annual Meeting. The proxy holders are authorized to:

     - vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

     - vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

     - vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

     The Trustee for the PACCAR Inc Savings Investment Plan (the "SIP Plan") votes shares held in the SIP Plan according to each member's instructions on the proxy form. If the proxy form is not returned or is returned without voting instructions, the Trustee will vote the shares in direct proportion to the voted shares of all other SIP Plan members, as provided for in the SIP Plan.

     The Company has received a letter that a stockholder may ask to bring to vote certain matters at the Annual Meeting, including reporting on shares held by employees and directors as well as report on the results of shareholder proposals. If properly brought before the Annual Meeting for a vote, the designated proxy holders named in the proxy form will exercise their discretion to vote for current Company practices.

PROXY VOTING PROCEDURES

     The Proxy Form allows registered stockholders to vote in one of three ways:

     Mail. Stockholders may complete, sign, date, and return the proxy form in the pre-addressed, postage-paid envelope provided.

     Telephone. Stockholders may call the toll free number listed on the proxy form and follow the voting instructions given.

     Internet. Stockholders may access the Internet address listed on the proxy form and follow the voting instructions given.

     Telephone and Internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or Internet should not return the proxy form.

     Stockholders who hold shares through a broker or agent should follow the voting instructions received from them.

     Revoking Proxy Voting Instructions. A proxy may be revoked by later dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

  ITEM NO 1: ELECTION OF DIRECTORS

     Directors are elected by a plurality of the votes cast for the election of directors. If a stockholder does not vote for the election of directors because authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. Proxies signed but returned unmarked will be voted FOR the nominees for Class III Director.

     If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

EXPENSES OF SOLICITATION

     Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail, except for any facsimile, telephone, or personal solicitation by directors, officers, and employees of the Company which may be made without additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

                                STOCK OWNERSHIP

     The following persons are known to the Company to be the beneficial owners of more than five percent of the Company's common stock as of December 31, 2000 (amounts shown are rounded to whole share amounts):

             NAME AND ADDRESS OF                     SHARES                PERCENT
              BENEFICIAL OWNER                 BENEFICIALLY OWNED          OF CLASS
             -------------------               ------------------          --------
BankAmerica Corporation......................      5,081,992(a)              6.7
  100 N. Tryon Street
  Charlotte, North Carolina 28255
Charles M. Pigott............................      4,618,222(b)(c)(d)        5.9
  P.O. Box 1518
  Bellevue, Washington 98009
Capital Research and Management Co...........      4,293,600(e)              5.6
  333 South Hope Street
  Los Angeles, California 90071

     The following list shows the shares of common stock beneficially owned by
(a) each director and nominee, (b) the Chief Executive Officer and the other four most highly compensated executive officers (collectively the "Named Officers") and (c) by all directors, nominees and executive officers as a group as of December 31, 2000 (amounts shown are rounded to whole share amounts):

                                                     SHARES                PERCENT
                    NAME                       BENEFICIALLY OWNED          OF CLASS
                    ----                       ------------------          --------
John M. Fluke, Jr. ..........................          3,962(d)                 *
Gerald Grinstein.............................          4,443(d)                 *
David J. Hovind..............................         99,513(f)                 *
Gary S. Moore................................         34,897(f)                 *
David K. Newbigging..........................            443(d)                 *
Charles M. Pigott............................      4,618,222(b)(c)(d)         5.9
James C. Pigott..............................      3,708,748(d)(g)            4.7
Mark C. Pigott...............................        933,262(c)(h)            1.2
Thomas E. Plimpton...........................         35,789(f)                 *
William G. Reed, Jr. ........................        131,311(c)(d)              *
Harry C. Stonecipher.........................              0
Michael A. Tembreull.........................        136,941(f)                 *
Harold A. Wagner.............................          2,443(d)                 *
Total of all directors and executive officers
  as a group (16 individuals)................      8,062,446(i)              10.2

---------------
 *  does not exceed one percent.

(a) Of the 5,081,992 shares, BankAmerica Corporation and/or its 4 subsidiaries jointly reported that they have sole voting power over 5,032,387 shares, shared voting power over 49,605 shares, and sole investment power as to 4,862,355 shares, and shared investment power as to 186,328 shares.

(b) Includes 1,432,862 shares held by a charitable trust of which he is co-trustee and shares voting and investment power, and 268,455 shares held by a corporation over which he has sole voting power and sole investment power over 228,960 of such shares.

(c) Does not include shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(d) Includes restricted shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors over which the participant has sole voting but no investment power.

(e) Capital Research and Management Co, (CRM) and Income Fund of America (IFA) jointly reported the following information on a Schedule 13G filed February 12, 2001: CMR has sole investment power over 4,293,600 shares and has voting power over 0 shares. IFA has sole voting power over 3,838,600 shares and has investment power over 0 shares.

(f) Includes shares allocated in the Company's SIP for which the participant has sole voting power over all shares and investment power as follows: D. J. Hovind (9,720 total/3,508 investment), G. S. Moore (12,534 total/3,842 investment), T. E. Plimpton (6,096 total/851 investment), and M. A. Tembreull (12,974 total/4,000 investment). Includes stock units accrued for deferred contingent cash awards under the Deferred Incentive Compensation
    (DIC) and the Long Term Incentive (LTI) Plans as follows: D. J. Hovind (11,409), T. E. Plimpton (608), and M. A. Tembreull (17,595). Also includes options to purchase shares exercisable within sixty (60) days of December 31, 2000 as follows: D. J. Hovind (68,421), G. S. Moore (22,255), T. E.
    Plimpton (29,085), and M. A. Tembreull (97,027).

(g) Includes the same 1,432,862 shares referenced in note (b) held by a charitable trust of which he is a co-trustee and shares voting and investment power.

(h) Includes 8,991 shares allocated in the Company's SIP for which he has sole voting power over all shares and investment power over 1,979; 17,757 stock units accrued for a deferred contingent cash award under the LTI and DIC Plans, and the same 268,455 shares owned by the corporation referenced in note

    (b) over which he has no voting or investment power. Also includes options to purchase 174,747 shares exercisable within sixty (60) days of December 31, 2000.

(i) Reflects elimination of duplicate reporting of 1,432,862 shares referenced in notes (b) and (g) and 268,455 shares referenced in notes (b) and (h).

                       ITEM NO. 1: ELECTION OF DIRECTORS

     Three Class III Directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class III Directors for a term expiring at the Annual Meeting of Stockholders in 2004. Two of the nominees are currently serving as Directors of the Company.

                     BOARD NOMINEES FOR CLASS III DIRECTOR
                   (TERMS EXPIRE AT THE 2004 ANNUAL MEETING)

     DAVID K. NEWBIGGING, age 67, is chairman of Friends' Provident Life Office, a life assurance and asset management company based in the United Kingdom. He has held that position since 1998 and has served as a director since 1993. He is also chairman of Faupel Trading Group Plc and Thistle Hotels Plc, and deputy chairman of Benchmark Group Plc, all United Kingdom based companies. From
1995 - 1998 he served as chairman of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom. He is a director of Merrill Lynch & Co Inc. and Ocean Energy Inc. He has served as a director of the Company since 1999.

     HARRY C. STONECIPHER, age 64, is president and chief operating officer of The Boeing Company, manufacturer of aerospace equipment, commercial and military aircraft, and related services. He has held that position since 1997. Mr. Stonecipher served as president and chief executive officer of McDonnell Douglas Corporation from 1994 until its merger with Boeing in 1997. He was chairman, president and chief executive officer of Sundstrand Corporation from 1991 to 1994. He is a director of The Boeing Company and Milacron, Inc. He is nominated by the Board to serve as a Class III director upon the retirement of Charles M. Pigott.

     HAROLD A. WAGNER, age 65, served as chairman and chief executive officer of Air Products and Chemicals, Inc., a supplier of industrial gases, related equipment and chemicals, from 1992 to December 2000. He is a director of CIGNA Corporation, Daido-Hoxan, Inc, and United Technologies Corporation. He has served as a director of the Company since 1999.

RETIRING CLASS III DIRECTOR

     CHARLES M. PIGOTT, age 71, became Chairman Emeritus of the Company in January 1997. He served as President of the Company from 1965 to 1987, Chief Executive Officer from 1967 until 1997 and Chairman from 1986 until 1997. He is the brother of James C. Pigott, and the father of Mark C. Pigott, both directors of the Company. He is a director of The Boeing Company, Chevron Corporation, and The Seattle Times. He has served as a director of the Company since 1961, and will retire from the Company's Board of Directors effective April 23, 2001.

          CLASS I DIRECTORS (TERMS EXPIRE AT THE 2002 ANNUAL MEETING)

     JOHN M. FLUKE, JR., age 58, is chairman of Fluke Capital Management, L.P., a private investment company, and has held that position since 1990. He has served as a director of the Company since 1984.

     GERALD GRINSTEIN, age 68, is non-executive chairman of Agilent Technologies, Inc., a manufacturer of test and measurement instruments. He has held that position since August 1999. He is also a principal of Madrona Investment Group, L.L.C., a private investment company. Mr. Grinstein served as non-executive chairman of Delta Airlines, Inc. from August 1997 to October 1999. He served as chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was chairman and chief executive officer of Burlington Northern Inc. from 1991 to 1995. He is a director of Agilent

Technologies, Inc., Delta Airlines, Inc., Expedia, Inc., Imperial Sugar Corporation, the Pittston Company, and Vans, Inc. He has served as a director of the Company since 1997.

     DAVID J. HOVIND, age 60, is President of the Company and has held that position since January 1992. He was Executive Vice President of the Company from July 1987 to January 1992, Senior Vice President from December 1985 to July 1987 and Vice President from September 1985 to December 1985. He has served as a director of the Company since January 1992.

     MICHAEL A. TEMBREULL, age 54, is Vice Chairman of the Company and has held that position since January 1995. He was Executive Vice President from January 1992 to January 1995 and Senior Vice President from September 1990 to January 1992. He has served as a director of the Company since July 1994.

          CLASS II DIRECTORS (TERMS EXPIRE AT THE 2003 ANNUAL MEETING)

     JAMES C. PIGOTT, age 64, is president of Pigott Enterprises, Inc., a private investment company, and has held that position since 1983. He was chairman and chief executive officer of Management Reports and Services, Inc., a provider of business services, from 1986 until December 1999. He is the brother of Charles M. Pigott, retiring director, and the uncle of Mark C. Pigott, director of the Company. He has served as a director of the Company since 1972.

     MARK C. PIGOTT, age 47, is Chairman and Chief Executive Officer of the Company and has held that position since January 1997. He was a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993 and Vice President from October 1988 to December 1989. He is the son of Charles M. Pigott, retiring director, and nephew of James C. Pigott, director of the Company. He has served as a director of the Company since July 1994.

     WILLIAM G. REED, JR., age 61, is chairman of the board of Safeco Corporation and has held that position since January 2001. He was chairman of Simpson Investment Company, a forest products holding company and the parent company of Simpson Timber Company, from 1971 to 1996. He is a director of Microsoft Corporation, Safeco Corporation, Simpson Investment Company, The Seattle Times, and Washington Mutual, Inc. He has served as a director of the Company since 1998.

             THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times during 2000, and each member attended at least 75% of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. The Board has four standing committees. The members are listed below with the chairman of each committee listed first.

      AUDIT         COMPENSATION       EXECUTIVE      NOMINATING
    COMMITTEE        COMMITTEE         COMMITTEE      COMMITTEE
----------------  ----------------  ---------------  ------------
J. C. Pigott      G. Grinstein      C. M. Pigott     M. C. Pigott
J. M. Fluke, Jr.  D. K. Newbigging  M. C. Pigott     G. Grinstein
W. G. Reed, Jr.   J. C. Pigott      W. G. Reed, Jr.  C. M. Pigott
H. A. Wagner      W. G. Reed, Jr.

     The Audit Committee recommends to the Board the selection of independent auditors; reviews reports of independent auditors, internal auditors, and the annual financial statements; and monitors the effectiveness of the audit process, financial reporting, and the corporate compliance programs. The Committee met twice in 2000.

     The Compensation Committee reviews and approves salaries and other compensation matters for executive officers. It administers the Long Term Incentive Plan ("LTI Plan"), the Senior Executive Incentive

Plan ("SEI Plan"), and the Deferred Incentive Compensation Plan ("DIC Plan"). The Committee met four times in 2000.

     The Executive Committee acts on routine Board matters when the Board is not in session. The Committee acted twice in 2000.

     The Nominating Committee recommends candidates for election to the Board of Directors and considers nominees recommended by stockholders. The Committee met once in 2000.

                           COMPENSATION OF DIRECTORS

     In 2000, each director who was not an employee was entitled to an annual retainer of $60,000, of which $50,000 is paid in cash and $10,000 is paid in restricted stock under the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors ("RSDC Plan"). The Company also paid non-employee directors a fee of $5,000 for each Board or committee meeting attended. A single meeting attendance fee is paid when more than one meeting is held on the same day. Non-employee directors may elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Named Officers received the following compensation for each of the last three fiscal years ended December 31, 2000:

                              SUMMARY COMPENSATION

                                                                                LONG TERM COMPENSATION
                                                                               -------------------------
                                                                                  AWARDS       PAYOUTS
                                                                               ------------   ----------
                                           ANNUAL COMPENSATION                  SECURITIES
                              ----------------------------------------------    UNDERLYING    LONG-TERM
                                                              OTHER ANNUAL     OPTIONS/SARS   INCENTIVE       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS(A)   COMPENSATION(B)     (SHARES)     PAYOUTS(C)   COMPENSATION(D)
---------------------------   ----   ----------   --------   ---------------   ------------   ----------   ---------------
M. C. Pigott................  2000   $1,070,000   $      0       $  403           69,393       $607,500        $8,500
  Chairman and Chief          1999      938,462    828,666           99           61,407        243,750         8,000
  Executive Officer           1998      846,923    714,000            0           39,625        240,000         8,000
D. J. Hovind................  2000      710,577    215,888        7,711           42,610        405,000         8,500
  President                   1999      673,462    540,000        1,718           35,013        268,125         8,000
                              1998      632,500    443,334            0           25,251        300,000         8,000
M. A. Tembreull.............  2000      710,577    215,888        1,961           42,610        405,000         8,500
  Vice Chairman               1999      673,462    540,000          314           35,013        243,750         8,000
                              1998      632,500    443,334            0           25,251        240,000         8,000
T. E. Plimpton..............  2000      474,923    145,685        1,165           21,913        153,900         8,500
  Executive                   1999      414,616    293,493          157           17,452         76,125         8,000
  Vice President              1998      371,462    212,375            0           10,489         75,600         8,000
G. S. Moore.................  2000      313,212    132,403        2,316           12,272         85,948         8,500
  Senior                      1999      299,135    177,600          353           10,342         67,320         8,000
  Vice President              1998      274,385    138,188            0            5,983         43,200         8,000

---------------
(a) Bonuses earned in 2000 are determined and paid in 2001.

(b) Amounts represent interest on deferred bonus payments and payments under the LTI Plan in excess of 120% of the applicable Federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code). The aggregate amount of the perquisites and other personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Officer).

(c) Represents cash awards paid, or payable but deferred at the executive's election during 1998, 1999 and 2000 that were earned during the 1995 - 1997 performance cycle, the 1996 - 1998 performance cycle, and the 1997 - 1999 performance cycles respectively.

(d) Represents Company matching contributions to the SIP Plan.

                               2000 OPTION GRANTS

     Stock options granted in 2000 pursuant to the LTI Plan to the Named Officers are as follows:

                                             INDIVIDUAL GRANTS
                                       -----------------------------
                                       NUMBER OF    PERCENT OF TOTAL
                                       SECURITIES       OPTIONS
                                       UNDERLYING      GRANTED TO                                 GRANT DATE
                                        OPTIONS       EMPLOYEES IN     EXERCISE OR   EXPIRATION    PRESENT
                NAME                    GRANTED       FISCAL YEAR      BASE PRICE     DATE(A)      VALUE(B)
                ----                   ----------   ----------------   -----------   ----------   ----------
M. C. Pigott.........................    69,393           11.7%          $41.75      1/25/2010    $1,166,934
D. J. Hovind.........................    42,610            7.2            41.75      1/25/2010       716,543
M. A. Tembreull......................    42,610            7.2            41.75      1/25/2010       716,543
T. E. Plimpton.......................    21,913            3.7            41.75      1/25/2010       368,496
G. S. Moore..........................    12,272            2.1            41.75      1/25/2010       206,370

---------------
     Individual grants were awarded in the form of Stock Options only without tandem SARs.

(a) Options granted in 2000 become exercisable on January 1, 2003. This date may be accelerated in the event of a Change in Control of the Company (as defined in the LTI Plan).

(b) The Grant Date Present Value dollar amount was calculated using a variation of the Black-Scholes option pricing model using the following assumptions:
    (i) 51.16% expected share price volatility, (ii) 6.87% risk-free rate of return, (iii) an expected dividend yield of 4.45%, (iv) a ten-year exercise period, and (v) a five-year expected life.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information about the exercise of stock options and stock appreciation rights under the 1981 Long Term Incentive Plan and the LTI Plan by the Named Officers in 2000 and the value of unexercised options on December 31, 2000:

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     SHARES                  UNDERLYING UNEXERCISED           IN-THE-MONEY
                                    ACQUIRED      VALUE         OPTIONS AT FY-END           OPTIONS AT FY-END
              NAME                 ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
              ----                 -----------   --------   -------------------------   -------------------------
M. C. Pigott.....................         0      $     0      135,122/170,425              $2,802,085/$520,448
D. J. Hovind.....................         0            0       43,170/102,874                 834,243/ 319,575
M. A. Tembreull..................     1,000       17,625       71,776/102,874               1,340,108/ 319,575
T. E. Plimpton...................         0            0       18,596/ 49,854                 304,980/ 164,348
G. S. Moore......................         0            0       16,272/ 28,597                 299,080/  92,040

              LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     All stock-based awards under the LTI Plan are shown in the Option Grant and Option Exercise tables above. Shown below is information with respect to the contingent cash awards for the 2000 - 2002 cycle under the LTI Plan:

                                                                      ESTIMATED FUTURE PAYOUTS
                                               PERFORMANCE        ---------------------------------
                  NAME                           PERIOD           THRESHOLD    TARGET     MAXIMUM
                  ----                    ---------------------   ---------   --------   ----------
M. C. Pigott............................  1/1/2000 - 12/31/2002   $106,875    $534,375   $1,068,750
D. J. Hovind............................  1/1/2000 - 12/31/2002     65,625     328,125      656,250
M. A. Tembreull.........................  1/1/2000 - 12/31/2002     65,625     328,125      656,250
T. E. Plimpton..........................  1/1/2000 - 12/31/2002     59,063     168,750      337,500
G. S. Moore.............................  1/1/2000 - 12/31/2002     33,075      94,500      189,000

     Awards are tied to achieving Company, business unit and individual goals over a three-year performance period. Company performance goals are based on the Company's financial performance relative to a select group of companies with similar business characteristics. Business unit and individual performance goals are based on financial and strategic objectives approved by the Compensation Committee on an individual basis.

     The target amount will be earned if Company financial performance ranks above at least half of the selected companies and individual and business unit performance are at 100% of goal. The maximum award amount will be earned if Company financial performance ranks above all of the comparison companies and business unit and individual performance are at least 150% of goal.

                                  PENSION PLAN

     The following table shows the estimated annual retirement benefit payable to participating employees, including the Named Officers, under the Company's noncontributory retirement plan and Supplemental Retirement Plan:

                                                                YEARS OF SERVICE
                                             ------------------------------------------------------
               REMUNERATION                     15         20         25         30          35
               ------------                  --------   --------   --------   --------   ----------
$  400,000.................................  $ 87,368   $116,490   $145,613   $174,735   $  203,858
   700,000.................................   154,868    206,490    258,113    309,735      361,358
 1,100,000.................................   244,868    326,490    408,113    489,735      571,358
 1,600,000.................................   357,368    476,490    595,613    714,735      833,858
 2,100,000.................................   469,868    626,490    783,113    939,735    1,096,358

     The Company's noncontributory retirement plan has been in effect since 1947. The Named Officers participate in this plan on the same basis as other salaried employees. The plan provides benefits based on years of service and salary. The benefit for each year of service, up to a maximum of 35 years, is equal to 1% of salary plus 0.5% of salary in excess of the Social Security Covered Compensation level. Salary is defined as the average of the highest 60 consecutive months of an employee's cash compensation, which includes those amounts reported in the "Salary" and "Bonus" columns of the Summary Compensation Table, but it excludes compensation under the LTI Plan. Years of credited service as of December 31, 2000 for the Named Officers are: M. C. Pigott, 22 years; D. J. Hovind, 35 years; M. A. Tembreull, 30 years; T. E. Plimpton, 24 years; and G. S. Moore, 31 years.

     The Company's unfunded Supplemental Retirement Plan provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula.

     The Pension Plan Table illustrates approximate retirement benefits at age 65, based on single life annuity amounts. The benefit listed is not subject to any deduction for Social Security or other offset amounts.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     Under the supervision of the Compensation Committee, the Company has designed its executive pay programs to provide a direct link between Company performance and executive compensation. These programs have been in use for a number of years. The compensation of executive officers under these programs is determined annually by the Compensation Committee. The Committee is composed exclusively of independent directors.

     The Company believes that its executive compensation package should be sufficient to attract and retain highly qualified executives and should provide meaningful incentives for measurably superior performance. The Company's executive compensation is comprised of three main components: (i) base salaries;
(ii) annual cash bonuses intended to focus maximum effort on achieving profitability, individually assigned objectives, and the highest level of product quality; and (iii) long term incentives in the form of stock options and cash awards intended to focus efforts on achieving long term growth in net income, return on sales, and return on capital.

     Base Salaries. Salary surveys provided by outside consultants are used to compare base salaries to comparable positions at companies with which the Company competes for executive talent. These surveys include data from a wide variety of vehicle manufacturing and other large manufacturing companies, including some of the selected companies described in the LTI Plan discussed below (the "Selected Companies"). The surveys include six of the ten companies which comprise the Standard & Poor's indices used in the performance graph set forth later in this proxy statement. The Committee believes it is important to include some of the companies that make up the Standard & Poor's indices, and to also include organizations with which the Company competes in the broader market for executive talent. According to the survey, the base salaries of the Company's executive officers, including its Chief Executive Officer, were in the median range of the salaries paid by companies surveyed.

     Annual Cash Bonuses. Annual cash bonuses may range from 0% up to 96% of the executive officer's base salary. Bonuses are awarded based upon Company performance relative to an overall profit goal and the attainment of one or more individual goals approved by the Compensation Committee. In general, these goals involve factors such as the financial performance of the business units for which the executive has direct responsibility, profitability or return on investment as well as non-financial performance criteria such as market share improvement, product quality, new product development, production efficiencies, and similar specific individual assignments. The individual goals are changed annually, and a level of importance is assigned to each goal on a percentage basis. The calculation of the bonus takes into account both the level of achievement and the assigned importance of the goal. The achievement of each goal is determined separately, and no bonus for a specific goal is paid unless at least 70% of that goal is achieved. The bonuses earned in 2000 and paid in 2001 reflect achievement of less than 100% of the Company's overall profit goal for 2000.

     Long Term Incentives. Given the cyclical nature of the Company's business, long term incentives are based on a three-year performance period and are provided through annual grants of stock options and cash incentives. The Compensation Committee determines a target award for each executive officer, expressed as a percentage of salary at the date the award is granted. The target award is allocated 85% to stock options and 15% to the cash incentive award. Stock options become exercisable at the end of the three-year performance period and are intended to link the interests of key employees directly with stockholders' interests through increased individual stock ownership. The exercise price of the stock options is the market price at the time of grant.

     A significant portion (50% to 100%) of the long term cash incentive award is based on overall Company performance measured in terms of the Company's rank in compound growth of net income, return on sales, and return on capital (weighted equally) when compared to the Selected Companies, a group of Fortune 500 companies in similar industries. The Selected Companies have been used for this comparison for a number of years. These companies have been selected because, in the judgment of the Company's compensation consultants and the Compensation Committee, they are the most directly comparable to the Company in size and nature of business. The Selected Companies include six of the ten companies which make up the published Standard & Poor's indices in the performance graph set forth below.

     The remaining portion of the long term cash incentive award is based upon business unit and individual objectives that involve factors similar to those described above for the annual cash bonus, but are measured over a three-year performance cycle. The cash incentive award is based on the Committee's evaluation of each executive's achievement of performance objectives during the preceding three years. The target amount will be earned if the Company's financial performance ranks above at least half of the Selected Companies (the "Comparative Performance Goal") and business unit and individual performance are at 100% of goal. The maximum award amount will be earned if Company's financial performance ranks above all of the Selected Companies and business unit and individual performance are at least 150% of goal. No award will be earned if Company's financial performance ranks below 75% of the Selected Companies and business unit and individual performance are below 75% of goal.

     The cash awards paid in 2000 for the three-year cycle ended in 1999 reflect an achievement in excess of 100% of the Comparative Performance Goal. The incentive cash awards for each executive officer for the three-year cycle ended in 2000 had not been determined on the date this proxy statement was prepared.

     Chief Executive Officer's Compensation. The Chief Executive Officer's compensation is comprised of the same components as other executives: (i) base salary; (ii) an annual cash bonus; and (iii) a long term incentive in the form of stock options and a cash award.

     The CEO's 2000 annual cash bonus was based entirely on the Company's profit goal. No annual bonus was earned in 2000 and, accordingly, no payment was made in 2001. The cash portion of the long term incentive was based 100% on the Company's performance during the three-year cycle as compared to the Selected Companies. For the three-year cycle ended in 1999, Company performance resulted in goal achievement in excess of 100% of the Comparative Performance Goal. The incentive cash award for the three-year cycle ended in 2000 had not been determined on the date this proxy statement was prepared.

     The LTI Plan and the annual cash bonus program are structured to allow the Company to preserve tax deductions for performance based executive compensation under Section 162(m) of the Internal Revenue Code.

                           THE COMPENSATION COMMITTEE

                                G. Grinstein
                                D. K. Newbigging
                                J. C. Pigott
                                W. G. Reed, Jr.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP performed the audit of the Company's financial statements for 2000 and has been selected to perform this function for 2001. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting, and will have the opportunity to make statements if they desire, as well as be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors has furnished the following report:

     The Audit Committee is comprised of four members each of whom meets the independence and financial literacy requirements of the NASDAQ Rules. It adopted a written charter outlining its responsibilities which was approved by the Board of Directors. The charter is included as Appendix A to this proxy statement.

     Among the Committee's responsibilities is the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed all matters required to be discussed with the independent auditors Ernst & Young LLP under SAS 61 (Codification of Statements on Auditing Standards, AU sec. 380). The Committee received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, and discussed with them their independence from the Company. Based on the Audit Committee's review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report (10-K) for the year ended December 31, 2000, and be filed with the Securities and Exchange Commission.

     The Committee considered whether services provided by its principal accountant, Ernst & Young LLP, unrelated to the audit are compatible with its position as independent auditor. The services provided are as follows:

AUDIT FEES

     In the year ended December 31, 2000, the independent auditors, Ernst & Young LLP, billed the Company $1.2 million for professional services rendered for the audit of the Company's annual financial statements included in the Company's Form 10-K and reviews of the financial statements included in the Company's Forms 10-Q.

AUDIT RELATED FEES

     In the year ended December 31, 2000, Ernst & Young LLP billed the Company $0.5 million for audit related professional services. These services include statutory audits of foreign subsidiaries, audits of employee benefit plans and other assurance services not directly related to the audit of the Company's consolidated financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     In the year ended December 31, 2000, Ernst & Young LLP performed no professional services for information technology systems design and implementation.

ALL OTHER FEES

     In the year ended December 31, 2000, Ernst & Young LLP billed the Company $1.8 million related to other professional services. These services primarily include tax compliance and consulting as well as merger and acquisition advisory services.

                               THE AUDIT COMMITTEE

                                 J. C. Pigott
                                 J. M. Fluke, Jr.
                                 W. G. Reed, Jr.
                                 H. A. Wagner

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareowner return on the Company's common stock to the cumulative total return of the Standard & Poor's Composite-500 Stock Index and an equally-weighted simple average of the Standard & Poor's Heavy-Duty Trucks & Parts and the Standard & Poor's Machinery (Diversified) indices (as reported on the Bloomberg data service) for the period of five fiscal years commencing December 31, 1995 and ending December 31, 2000. Management believes that the blending of these two indices provides a better comparison than either of the indices alone because the Company's performance can be compared to a larger number of comparable companies. The comparison assumes that $100 was invested December 31, 1995 in the Company's common stock and in the stated indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                        1995      1996      1997      1998      1999      2000
--------------------------------------------------------------------------------
 PACCAR Inc              100     167.36    268.64    221.69    251.83    292.39
 S&P 500                 100     122.68    163.29    209.57    253.34    230.46
 S&P Indices             100     124.21    172.11    148.82    162.15    147.39
--------------------------------------------------------------------------------

            STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2002

     A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009 by the close of business on November 15, 2001 to be considered for inclusion in the proxy materials for the Company's 2002 Annual Meeting of Stockholders.

     For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company's Bylaws (Art. III, Sec. 5) provide that notice of such business must be received at the Company's principal executive offices not less than 45 nor more than 60 days prior to the meeting. The notice must specify the stockholder's name, address, and number of shares of the Company beneficially owned, and it must specify certain other information stated in the Bylaws.

     The Bylaws of the Company provide (Art. III, Sec. 6) that nominations for director by a stockholder must be received by the Corporate Secretary at the Company's principal executive offices not less than 45 nor more than 60 days prior to a stockholders' meeting. The notice must specify the stockholder's name, address, and number of shares of the Company beneficially owned, and it must specify certain information relating to the nominee as required under Regulation 14A under the Securities Exchange Act of 1934.

     A copy of the pertinent Bylaw provision is available on request to the Corporate Secretary, PACCAR Inc, P. O. Box 1518, Bellevue, WA 98009.

                                 OTHER BUSINESS

     The Company knows of no other business likely to be brought before the meeting.

                                          /s/ JANICE M. D'AMATO
                                          J. M. D'Amato
                                          Secretary

March 15, 2001

                                                                      APPENDIX A
                                   PACCAR INC

                            AUDIT COMMITTEE CHARTER

MEMBERSHIP

The Chairman and the members of the Audit Committee are appointed by the Board of Directors at the Annual Organization Meeting of the Board. The Committee shall consist of three or more directors who meet the independence, financial literacy and all other NASDAQ requirements for participation.

SCOPE OF COMMITTEE RESPONSIBILITIES

1. Subject to ratification by the Board of Directors, the Audit Committee will select, evaluate and ensure the ultimate accountability of the independent auditors to the Committee and the Board.

2. Evaluate the independence of the independent auditors, assist in preserving that independence, and consider the effects on their independence, if any, of management's plans to engage their firm to perform management advisory services. Obtain a formal written statement annually from the independent auditors discussing relationships between the auditors and the Company to ensure the auditors remain independent.

3. Review the scope and results of the audit of the financial statements of the Corporation and its subsidiaries.

4. Present to the Board of Directors such comments and recommendations as deemed appropriate in connection with the Committee's responsibilities.

5. Review and approve the engagement letter submitted by the independent auditors and inquire into the scope of the audit for the coming year. Include inquiry of the extent to which the planned audit can be relied upon to detect fraud or weaknesses in accounting controls.

6. Confer with representatives of the independent auditors, the Company's internal auditors, the Chief Executive Officer, the Chief Financial and Accounting Officers, and other members of management of the Company as deemed necessary to determine:

         (a) The effectiveness of the audit effort and that no restrictions were placed on the scope of the examination.

         (b)  The effectiveness of the Company's financial reporting systems.

         (c)  The effectiveness of the Company's internal auditing activities.

         (d)  The adequacy of financial and accounting control systems.

         (e)  The effectiveness of the financial and accounting organizations.

7. Prior to release of the Annual Report to the Stockholders and the Form 10-K report to the Securities and Exchange Commission, review the financial statements and commentary contained therein with Company management and the independent auditors. Review any changes in accounting principles and determine that the independent auditors are satisfied with the disclosure and content of the statements.

8. Review procedures followed to assure compliance with all laws, regulations and Company policies relating to (1) political contributions, (2) payments to individuals or organizations retained as sales consultants, and (3) maintenance of appropriate financial records and the effectiveness of internal control procedures.

9.       Review the adequacy of the Company's internal control program.

10. Review of significant pending and threatened litigation with in-house counsel and outside counsel as needed.

11. Review compliance with the Company's policies on business ethics and principles of conduct.

STATED MEETINGS

The Committee shall meet at least annually prior to release of the annual report for the preceding year. The Committee shall reassess the adequacy of this charter annually.

QUORUM

A majority of the members of the Committee shall constitute a quorum. The Committee shall act only on the affirmative vote of at least two of the members.

                                      MAP

                    From I-405 take the N.E. 4th Street Exit, head west. Turn right on 112th Avenue N.E. (heading north)
                    Turn left on N.E. 6th Street (heading west).

                    Parking garage entrance is on N.E. 6th Street.

                                                              ------------------
                                                              COMPANY #
                                                              CONTROL #
                                                              ------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY ***IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 23, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/pcar -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 23, 2001.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to PACCAR Inc, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                             v Please detach here v



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR.

1. Election of directors   01  David K. Newbigging      03  Harold A. Wagner    [ ] Vote FOR all nominess    [ ] Vote WITHHELD
                                                                                    (except as marked)           from all nominees
                           02  Harry C. Stonecipher

                                                                                -----------------------------------------
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBERS(s) OF THE NOMINEE(s) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                -----------------------------------------

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.

Address Change? Mark Box [   ]                                                  Date
Indicate changes below:                                                             --------------------------------------
                                                                                ------------------------------------------
                                                                                |                                        |
                                                                                |                                        |
                                                                                |                                        |
                                                                                ------------------------------------------
                                                                                Signature(s) in Box


                                                                               Please sign exactly as name(s) appears in type.
                                                                               If shares are held by joint owners, all persons
                                                                               must sign. When acting as attorney, executor,
                                                                               administrator, trustee, or guardian, please give
                                                                               full title as such. If a corporation, please
                                                                               sign full corporate name by president or other
                                                                               authorized officer. If a partnership, please
                                                                               sign partnership name by authorized person.


                                   PACCAR INC
                         ANNUAL MEETING OF STOCKHOLDERS

                             TUESDAY, APRIL 24, 2001
                                   10:30 A.M.

                               MEYDENBAUER CENTER
                              11100 N.E. 6TH STREET
                           BELLEVUE, WASHINGTON 98004




PACCAR INC 777 -- 106TH AVENUE N.E.
BELLEVUE, WA  98004                                                        PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 24, 2001.

The shares of common stock you hold of record on February 28, 2001 will be voted as you specify on the reverse side.

IF THE PROXY IS SIGNED AND NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

By signing the proxy, you revoke all prior proxies and appoint Mark C. Pigott, and Gerald Grinstein, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                             See reverse for voting instructions.